Investor Fact Sheet

Spherix, Inc. (Nasdaq: SPEX)

SPHERIX INTELLECTUAL PROPERTY

Company Overview

Spherix Inc. is an intellectual property (IP) monetization firm. The company is committed to advancing innovation through its portfolio of technology patents while generating licensing revenues by investing in, acquiring and monetizing patent assets. During 2013, Spherix began purchasing patent assets to create a diverse, technology rich portfolio. Currently the only publicly traded company holding former Nortel patents.

Investment Highlights

- Seasoned management team with extensive experience in patent monetization methods across multiple industries
- Spherix provides an asset management play to invest along with the world's top technology leaders
    - 7/2013: Purchased 1st group of patents for $4M in mobile communications sector
    - 12/2013: Purchased 2nd group of patents for $60M includes 100+ patents and apps in data, optical and voice
- December 2013 patents expected to generate substantive revenues
- Spherix also owns another 200+ assets in technology fields such as WiFi, cordless phone, geolocation, antenna, and RF communication, many of these assets were acquired from Harris Corporation
- Diversified IP play that is highly scalable as most expenses are fixed
- Raised $7.1 Million in Capital Funding to date
- Currently six active suits; additional licensing programs anticipated in 2014

Market Overview

- Patent monetization is a growing, multi-billion $ industry driven by increasing demand for innovative technology and the need to monetize underperforming assets
- 98% of lawsuits are settled before they go to trial
- Unregulated industry

Growth Strategy

- Spherix is pursuing a focused, balanced strategy, based on quality opportunities with substantive revenue generation potential
- Revenue opportunities include licensing, royalty agreements, and awards from litigation
- Tiered monetization strategy consists of short-, medium– and long-term actions

Spherix's Portfolio

- Technology rich assets with proven track records in today's digital and infrastructure solutions
- Includes industry "standard essential" patents related to the Institute of Electrical and Electronics IEEes' (IEEE) 802 standards for Virtual LANs
- Sizable opportunity in existing portfolio; addressable market in excess of $16B (based on 2013 revenues)

Select Financials and Facts

Nasdaq Ticker:	SPEX
Closing Price at 4/3014:	$1.57
52-Week Range:	$1.57-$27.86
Comm. Shares O/S:	9.9 M
Fully Diluted Shares: 7.8M Ser. D1 Conv Pref 4.6M Ser. H Conv Pref 2.4M Ser. I Conv Pref	24.9M
3 Month Avg. Volume:	130,000
Est. Public Float:	3.0M
Market Cap (4/30/14):	$12.1M
Enterprise Value (4/30/14):	$9.0M
Total Cash (12/31/13):	$ 3.1M

Balance Sheet Highlights

US$ in millions	12/31/2013	12/31/12
Total cash	$3.125	$4.498
Long Term Debt	-	-
Shareholders' equity	$48.3	$0.85
Current ratio	2.2:1	6.4:1
Working capital	$1.8	$4.0

Income Statement (2013 vs. 2012)

US$ in M	FY '13	FY '12	% Δ
Revenues	$0.03	$0.02	+35
Op income	($15.3)	($3.5)	-342
Net income	($18.0)	($3.9)	-366

Rockstar Consortium

Microsoft SONY BlackBerry ERICSSON

Rockstar owns 28% of Spherix





"Brass Ring"
VRINGO
SPHERIX
acacia
$ Settled
# of Lawsuits Filed
"Turn and burn"

December 31, 2013 Patents / Assets

On December 31, 2013, Spherix closed one of the largest IP transactions of 2013. Spherix acquired 100+ patents and patent applications from Rockstar Consortium (www.ip-rockstar.com) which is a syndicate of **leading edge global technology companies** that outbid Google to purchase valuable Nortel bankruptcy patents for **$4.5B.**

Nortel was a world-wide telecommunications leader with >100 years of telecom and computing R&D, investing $30B from 1995 to 2009.

Spherix's Standard Essential Patents relate to aspects of IEEE standards 802 and virtual LAN (VLAN) tagging on a network. VLAN tagging is used to help direct data flow over a network.

Other patents in the portfolio relate to networking access, data transmission, optical networks, and Voice Over IP (VOIP).

HAYDEN IR

Investor Relations Contacts:
Hayden IR
Brett Maas: (646)-536-7331
E-mail: brett@haydenir.com
www.haydenir.com

Spherix, Inc.
6430 Rockledge Drive, Ste 503
Bethesda, MD 20877
Tel: 703.992.9260
Email: info@spherix.com

Website: http://www.spherix.com/

Operating Model

Active Litigation

- **Cisco—Switches, routers, and set-top boxes**
  Infringement of switching and routing technologies used to generate **>$43B in U.S. revenues in the past 5 years**

- **AT&T— Geolocation patent**
  Infringement of "System and Method for Determining the Geolocation of a Transmitter" patent. AT&T provides service to **~109M customers through its network** in the U.S., Puerto Rico and the U.S. Virgin Islands

- **Uniden—Cordless telephony patents-Markman October 2014**
  Infringement of one or more of Spherix patents. From 2007 to present, estimated U.S. revenues from cordless phones believe to infringe on one or more Spherix patents exceeds **$785M in revenue**

- **VTech—Cordless telephony patents-Markman October 2014**
  Infringement of patents covering many cordless telephones dating back to 1993. VTech claims to be the world's largest cordless telephone producers, including production of phones for AT&T and reports to have **>$2.6B of revenues** during the claimed infringement period.

- **T-Mobile—Geolocation patent**
  Infringement of "System and Method for Determining the Geolocation of a Transmitter" patent.

- **Juniper—Switches and routers**
  Infringement of switching and routing technologies, similar to those in Cisco action.

Key Management and Board

Anthony Hayes, President, CEO and Director
Mr. Hayes is an attorney and former partner at Nelson Mullins Riley & Scarborough, LLP, an AMLaw 100 firm. Mr. Hayes has successfully monetized patents through a wide variety of commercialization methods, including price arbitrage, brokerage and litigation based licensing. Mr. Hayes has also managed patent infringement litigation against some of the largest companies in the technology industry. Mr. Hayes has received national recognition during his legal career, including: Special recognition by President George W. Bush, IAM IP Personality of 2013; American Board of Trial Advocates Young Lawyer of the Year; and City of Columbia "20 Under 40." Mr. Hayes earned a Juris Doctor from Tulane University School of Law. Prior to law school, Mr. Hayes worked on the floor of the NYMEX on Wall Street. He also has his B.A. in Economics from Mary Washington College in Fredericksburg, Virginia.

Alex Polotorok, Board Member
Mr. Poltorak is the Founder, Chairman and the CEO of General Patent Corporation (GPC), a leading intellectual property firm focusing on IP strategy and valuation, IP licensing and enforcement and also is a Managing Director of IP Holdings LLC, an IP-centric merchant banking boutique providing IP-focused financial, brokerage and advisory services, and operating an idea incubator. Poltorak was listed among world leading IP strategists by IAM Magazine in 2010, 2011 and 2012, is an accomplished academic and author in his field, and is a regular guest-lecturer on intellectual property law and economics at the Columbia University School of Business.

Darrell Dotson, Licensing & Litigation Consultant
Mr. Dotson earned a J.D. from the University of Houston Law Center in 1997. He is licensed to practice in all state courts in Texas and before the U.S. Patent and Trademark Office. For the past 17 years, Mr. Dotson has specialized in intellectual property litigation, including analysis of the infringement, validity and enforceability of patents. He also holds a Ph.D. in Biochemistry and Molecular Biology

Frank Reiner, Vice President Licensing
Mr. Reiner is a seasoned and experienced patent licensing and monetization professional, with 14 years of experience in patent license negotiations, prosecutions, and the management of existing patent license agreements. Prior to joining Spherix, Mr. Reiner held senior positions at Kudelski Group, Flextronics International Ltd., Intellectual Value Creation Services, LLC and Interdigital Communications LLC. He received a BS in Computer Science from Embry-Riddle Aeronautical University and an MBA from Villanova University.

Richard Cohen, Chief Financial Officer
Mr. Cohen is an experienced CFO with financial services expertise both as a banker and company executive. Prior to Spherix, Mr. Cohen served as President of CorMedix, Inc., a specialty pharmaceutical company. He has also served as a Director of Dune Energy and Rodman & Renshaw. Mr. Cohen is a graduate of the University of Pennsylvania and earned his MBA from Stanford University.